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Exhibit 4.5

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

BOOKHAM TECHNOLOGY PLC

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of November 8, 2002, among Nortel Networks Corporation, a Canadian corporation ("Nortel"), each of the Nortel Subsidiaries party hereto that are listed on the signature pages hereto (the "Initial Shareholders") and Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (the "Company").

W I T N E S S E T H:

        WHEREAS, the Company and Nortel are parties to an Acquisition Agreement, (the "Acquisition Agreement") dated as of October 7, 2002 (as amended through the date hereof); and

        WHEREAS, to induce Nortel to enter into the transactions contemplated by the Acquisition Agreement, the Company desires to grant certain registration rights to the Initial Shareholders.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

        1.    Definitions.    Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Acquisition Agreement. In addition, as used in this Agreement, unless otherwise specified, the following terms have the meanings specified below:

        "Acquisition Agreement" has the meaning set forth in the recitals hereto.

        "Affiliated Group of Shareholders" means any Shareholder, together with any other Shareholders that are Affiliates of such Shareholder.

        "Agreement" has the meaning set forth in the preamble hereto.

        "ADRs" mean American Depositary Receipts evidencing ADSs.

        "ADSs" means American Depositary Shares.

        "Commission" means the United States Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

        "Demand Registration" means a request for Registration made in accordance with Section 2.2(a).

        "Demand Suspension" has the meaning set forth in Section 2.2(f).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        "Incidental Registration" has the meaning set forth in Section 2.3(a).

        "Initial Shareholders" has the meaning set forth in the preamble hereto.

        "Initiating Holders" has the meaning set forth in Section 2.2(a).

        "Ordinary Shares" means the ordinary shares, one-third of a penny each in the capital of the Company.

        "Other Holders" shall mean holders of securities of the Company (other than the Shareholders) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

        "Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

        "Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

        "Registration" means a registration with the Commission of the Company's Ordinary Shares for offer and sale to the public under a Registration Statement. The term "Register" shall have a correlative meaning.

        "Registration Statement" means any registration statement filed or to be filed by the Company with the Commission under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, for a public offering and sale of securities of the Company, other than registration statements on Form F-4 or Form S-8 (or any successor forms to either of the foregoing).

        "Registration Expenses" has the meaning set forth in Section 2.6.

        "Registrable Securities" means (i) any of the Ordinary Shares issued to the Initial Shareholders pursuant to the Acquisition Agreement and any securities that may be issued in respect thereof to the Shareholders by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization, reclassification or similar transactions (including, by way of bonus issues, scrip dividends, exercise of pre-emption rights, capital reorganization, consolidation or sub-division or any allotment of Ordinary Shares whether pursuant to a capitalization of profits or reserves or otherwise) and (ii) any ADSs and ADRs in respect of any of the foregoing securities described in clause (i) above; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent that (x) one (1) or more Registration Statements on appropriate forms with respect to the offer and sale of such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of in accordance with the applicable Registration Statement, (y) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (z) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be resold publicly without Registration under the Securities Act.

        "Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        "Selling Shareholder" means any Shareholder owning Registrable Securities included in a Registration Statement.

        "Shareholder" means each Initial Shareholder and each other Person which (i) at any time acquires any Registrable Securities directly or indirectly from such Initial Shareholder in accordance with Section 3 in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by such Initial Shareholder from which such Registrable Securities were acquired, the registration rights of such Initial Shareholder hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Shareholder continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a Shareholder unless each Person to whom any such transfer of registration rights is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Shareholder" under, and accept and adopt the terms and provisions of, this Agreement by executing a counterpart signature page to this Agreement.

        "Shelf Filing Deadline" means March 8, 2003.

        "Shelf Registration" means a request for Registration made in accordance with Section 2.1(a).

        "Shelf Registration Statement" means a Registration Statement of the Company filed with the Commission on Form F-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

        "Shelf Period" means the period beginning on the six-month anniversary of the date hereof and ending on the second (2nd) anniversary of the date hereof, provided that such period shall be extended for each day during which (a) the Company fails to obtain or maintain the effectiveness of the Shelf Registration Statement as required by Section 2.1, (b) a Shelf Suspension is in effect and (c) Shareholders are restricted from selling securities pursuant to Section 2.4(a).

        "Shelf Suspension" has the meaning set forth in Section 2.1(c).

        "Underwritten Offering" means a Registration in which securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

2.
Registration Rights

2.1
Shelf Registration.

          (a)    Filing.    Subject to the receipt by the Company of any information or documents required to be provided by Shareholders pursuant to this Agreement, on or before the Shelf Filing Deadline, the Company shall file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Shareholders from time to time in accordance with the methods of distribution elected by such Shareholders and set forth in the Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the commencement of the Shelf Period. If, on the Shelf Filing Deadline, the Company does not qualify to file a Shelf Registration Statement under the Securities Act for any reason other than as a result of any failure by any Shareholder to provide information required for such qualification, then the provisions of Section 2.2 shall apply; provided, however, that, if, at any time after the Shelf Filing Deadline and prior to the expiration of the Shelf Period), the Company does so qualify, it shall, as promptly as practicable, file a Shelf Registration Statement and use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under (i) the Securities Act and (ii) the "Blue Sky" laws of such jurisdictions as any holder of Registrable Securities being registered under such Registration or any underwriter, if any, reasonably requests.

          (b)    Continued Effectiveness.    The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Selling Shareholders during the Shelf Period.

          (c)    Suspension of Registration.    In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of a Prospectus included in a Shelf Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company may, upon giving prompt written notice of such action to all Selling Shareholders, suspend use of the Shelf Registration Statement (a "Shelf Suspension"); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than two (2) times during the Shelf Period, or (ii) for a period exceeding sixty (60) days on any one (1) such occasion. In the case of a Shelf Suspension, the Selling Shareholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly (but in all events within three (3) Business Days) notify the Selling Shareholders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Selling Shareholders such numbers of copies of the Prospectus as so amended or supplemented as the Selling Shareholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the Registration form used by the Company for the Shelf Registration or by the instructions applicable to such Registration form or by the Securities Act or the rules or regulations promulgated thereunder.

          (d)    Unavailability of Shelf Registration.    If, on or at any time during the Shelf Period, the Shelf Registration Statement is not effective under the Securities Act or is not available for use by the Shareholders for a period exceeding 30 days (except in the case of a Shelf Suspension), then at any time thereafter the provisions of Section 2.2 shall apply.

          (e)    Underwritten Offering; Selection of Managing Underwriter.    If the holders of not less than a majority of the Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

  2.2
  Demand Registration.

          (a)    Demand by Shareholders.    Subject to Section 2.2(e), at (i) any time from the date of expiration of the Shelf Period until the fifth (5th) anniversary of the date hereof and (ii) any time during the Shelf Period if the Shelf Registration Statement is not effective under the Securities Act or is not available for use by the Shareholders for a period exceeding thirty (30) days other than for the reasons set forth in Section 2.1(c), holders (the "Initiating Holders") of not less than fifty percent (50%) of the Registrable Securities then outstanding may request, in writing, that the Company effect a Registration of Registrable Securities on a Registration Statement on Form F-1 (or any successor form) or Form F-3 (or any successor form), as selected by the Company (a "Demand Registration Statement"); provided that such Registrable Securities have an aggregate value of at least $10,000,000 (based on the then current public market price). Subject to the receipt by the Company of any information or documents required to be provided by Initiating Shareholders pursuant to this Agreement, the Company shall (i) file a Demand Registration Statement within forty-five (45) days of a request for a Demand Registration, (ii) use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under the Securities Act and the "Blue Sky" laws of such jurisdictions as any holder of Registrable Securities being registered under such Registration or any underwriter, if any, reasonably requests and (iii) cause such Demand Registration Statement to remain effective for such period of up to ninety (90) days as requested by the Initiating Holders.

          (b)    Demand Notice.    Upon receipt of any request for a Demand Registration, the Company shall, within ten (10) days of receipt of such request, give written notice of such proposed Registration to all other Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within ten (10) days after the Company provides its notice, to elect to have included in such Registration those Registrable Securities as such Shareholders may request in such notice of election, subject in the case of an Underwritten Offering to the approval of the managing underwriter or underwriters (as selected pursuant to Section 2.2(c)). Thereupon, the Company shall use its reasonable best efforts to effect the Registration as soon as practicable of all Registrable Securities which the Company has been requested to so Register.

          (c)    Underwritten Offering; Selection of Managing Underwriter.    If the Initiating Holders of a Demand Registration so elect, such Demand Registration shall be in the form of an Underwritten Offering. The Initiating Holders of such Underwritten Offering shall have the right to select the managing underwriter to administer such offering from among a group of five (5) potential underwriters (which shall include Credit Suisse First Boston Corporation or its successor) identified by the Company and, if it is appropriate in the reasonable judgment of the Initiating Holders that a co-managing underwriter be named, the Company shall have the right to select such co-managing underwriter; provided that such selections shall be reasonably acceptable to the Company and the Initiating Holders.

          (d)    Priority of Securities Registered Pursuant to Demand Registrations.    Notwithstanding any other provision of this Section 2.2, if the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration determines (or, in the case of a Demand Registration not being underwritten, the Initiating Holders determine) that the inclusion of all Registrable Securities requested by Shareholders to be registered would adversely affect on the offering, the Initiating Holders may limit (in the manner set forth in the following sentence) the number of Registrable Securities to be included in such Registration. The Initiating Holders shall advise all Shareholders requesting participation in the Demand Registration of such limitation, and the securities to be included in the Registration shall be allocated pro rata among the Shareholders that have requested to participate in such Demand Registration on the basis of the relative number of Registrable Securities then held by each such Shareholder, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters, or the Initiating Holders, as the case may be (and, if any such allocations exceed that which a Shareholder has requested, the excess may reallocated in a similar manner, as reasonably determined by the Initiating Holders). The Company shall not permit any Other Holders to participate in any Demand Registration hereunder without the prior written consent of the Initiating Holders.

          (e)    Limitation on Demand Registrations; Demand Withdrawal.    If, as of the date the Shelf Period expires, the Initial Shareholders and their Affiliates that are Shareholders hold twenty percent (20%) or more of the Registrable Securities outstanding as of the date hereof, the Company shall not be required to effect more than two (2) Demand Registrations after the Shelf Period; and, if, as of the date the Shelf Period expires, the Initial Shareholders and their Affiliates that are Shareholders hold less than twenty percent (20%) of the Registrable Securities outstanding as of the date hereof, the Company shall not be required to effect more than one (1) Demand Registration after the Shelf Period. In addition, if the Company initiates a Registration under Section 2.3, Shareholders shall not be entitled to request a Demand Registration under this Section 2.2 until the expiration of a period of ninety (90) days following the consummation of the offering pursuant to such Registration. For purposes of this Section 2.2(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such Registration (other than as a result of material information concerning the business or financial condition of the Company which is made known to the Shareholders after the date on which such Registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.7).

          (f)    Delay in Filing; Suspension of Registration.    If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to disclose any pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company may, upon giving prompt written notice of such action to the Selling Shareholders, delay the filing or initial effectiveness of, or suspend the use of the Demand Registration Statement (each, a "Demand Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than two (2) times during any 12-month period, or (ii) for a period exceeding sixty (60) days on any one (1) such occasion. In the case of a Demand Suspension, the Selling Shareholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly (but in all events within three (3) Business Days) notify the Selling Shareholders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Selling Shareholders such numbers of copies of the Prospectus as so amended or supplemented as the Selling Shareholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the holders of a majority of the Registrable Securities then outstanding.

          (g)    Limitation on Demand Registration Following Company Offering.    Notwithstanding anything to the contrary in this Section 2.2, the Company shall not be required to effect any Demand Registration within ninety (90) days following the consummation of any sale of equity securities by the Company in an Underwritten Offering.

  2.3
  Incidental Registration.

          (a)    Participation.    Whenever the Company proposes to file a Registration Statement (other than a Registration Statement (i) filed pursuant to Section 2.1 or Section 2.2 or (ii) relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or a Securities Act Rule 145 transaction) at any time and from time to time, it will, no less than twenty (20) days prior to such filing, give written notice to all Shareholders of its intention to do so. Upon the written request of a Shareholder or Shareholders given within ten (10) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall permit not less than twenty percent (20%) (unless Shareholders request in the aggregate a lesser amount) of the aggregate value of all securities to be registered in such Registration to be Registrable Securities of Shareholders that request the registration thereof and shall use its commercially reasonable efforts to cause all Registrable Securities of Shareholders that request the registration thereof, in each case so as to permit the sale or other disposition of such Registrable Securities in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders (such a Registration, an "Incidental Registration"); provided that the Company shall have the right to postpone or withdraw any Registration effected pursuant to this Section 2.3 without obligation to any Shareholder but the Company shall remain liable for all expenses incurred in connection with the postponed or withdrawn Registration. Each Shareholder shall be permitted to withdraw all or part of such holder's Registrable Securities from an Incidental Registration at any time prior to the effective date thereof.

          (b)    Underwritten Offerings.    If the registration for which the Company gives notice pursuant to Section 2.3(a) is an Underwritten Offering, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 2.3(a). In such event, the right of any Shareholder to include its Registrable Securities in such Registration pursuant to Section 2.3(a) shall be conditional upon such Shareholder's participation in such underwriting on the terms set forth herein. All Shareholders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters thereof; provided, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the participating Shareholders that are materially greater than the obligations of the Shareholders pursuant to Section 2.8 hereof.

          (c)    Priority of Securities Registered Pursuant to Incidental Registrations.    Notwithstanding any other provision of this Section 2.3, if the managing underwriter or underwriters (or, in the case of a Demand Registration that is not an Underwritten Offering, the Company) determines that the inclusion of all Registrable Securities requested by Shareholders to be registered would adversely affect the offering, the Company may limit (in the manner set forth in the following sentence) the number of Registrable Securities to be included in such Registration. The Company shall advise all Shareholders requesting participation in the Incidental Registration of such limitation, and the securities to be included in the Registration shall be allocated with the following priorities: (i) first, securities to be offered by the Company; (ii) second, with respect to all such Shareholders and Other Shareholders, in proportion to relative values of the securities that each such holder has requested be so registered (and, if any such allocations exceed that which a Shareholder has requested, the excess may reallocated in a similar manner, as reasonably determined by the Company); provided, however, that, in all events, the Company shall, as provided pursuant to Section 2.3(a), permit not less than twenty percent (20%) (unless Shareholders request in the aggregate a lesser amount) of the aggregate value of all securities to be registered in such Registration to be Registrable Securities of Shareholders that request the registration thereof. Each Shareholder shall be permitted to withdraw all or part of such holder's Registrable Securities from an Incidental Registration at any time prior to the effective date thereof.

  2.4
  Market Black-out Periods

          (a)    Market Black-out Periods for Shareholders.    Until such time as the Registrable Securities held by any Shareholder or by any Affiliated Group of Shareholders represents five percent (5%) or less of the outstanding Voting Securities of the Company, such Shareholder or Affiliated Group of Shareholders will, in the event the Company proposed to sell its equity securities in an Underwritten Offering, if requested by the managing underwriter or underwriters in such Underwritten Offering, agree not to effect any public sale or distribution of any securities (except, in each case, as part of the such Underwritten Offering, to the extent permitted as an Incidental Registration) that are the same as or similar to those being registered in connection with such sale by the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending 90 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration.

          (b)    Market Black-out Periods for the Company and Others.    In the case of a Registration of Registrable Securities pursuant to Section 2.1 or Section 2.2 for an Underwritten Offering, the Company agrees, if requested by the holders of a majority of Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not to effect any public sale or distribution of any securities that are the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending 90 days (or such lesser period as may be permitted by such Shareholder or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form F-4 (or any successor thereto) or Form S-8 (or any successor thereto). The Company agrees to use its reasonable best efforts to obtain from each holder of one percent (1%) or more of the outstanding equity securities of the Company an agreement not to effect any public sale or distribution of any restricted securities of the Company that are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.6), if after the date hereof the Company grants any Person (other than a Shareholder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person's agreement to comply with any blackout period required by this Section as if it were the Company hereunder.

  2.5
  Registration Procedures.

          (a)  If and whenever the Company is required by the provisions of this Agreement to effect the Registration of any Registrable Securities under the Securities Act, the Company shall:

            (i)    prepare the required Registration Statement including, all exhibits and financial statements required under the Securities Act to be filed therewith, and, before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel (it being understood that such holders shall furnish to the Company any comments with respect to such documents through one counsel designated by a holders of a majority of such Registrable Securities) and (y) except in the case of a Registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

            (ii)  file with the Commission a Registration Statement, including all exhibits and financial statements required by the Commission to be filed therewith, with respect to such Registrable Securities and, if applicable, a Registration Statement on Form F-6 (or any successor form) to register ADSs representing such Registrable Securities and ADRs evidencing such ADSs, and use its best efforts to cause such Registration Statement and such Form F-6 to become effective as soon as possible;

            (iii)  as expeditiously as possible prepare and file with the Commission any amendments and supplements to such Registration Statement and any such Registration on Form F-6 (or any successor form) and the Prospectus included in such Registration Statement as may be reasonably requested by the holders of a majority of participating Registrable Securities or necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof), and to keep such Registration Statements effective for the period of time required by this Agreement or such lesser period until all such Registrable Securities are sold;

            (iv)  as expeditiously as possible furnish to each Selling Shareholder, without charge, such reasonable numbers of copies of the Prospectus (including any preliminary Prospectus) and any amendment or supplement thereto (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto), in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request, including any amendment or post-effective amendment to the Registration Statement, financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;

            (v)  as expeditiously as possible use its commercially reasonable efforts to Register or qualify the Registrable Securities covered by the Registration Statements referred to above under the securities or Blue Sky laws of such U.S. states as the Selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Selling Shareholders, including doing any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required hereunder; provided, however, that the Company shall not be required in connection with this paragraph (v) to qualify as a foreign corporation or execute a general consent to service of process or taxation in any jurisdiction;

            (vi)  use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

            (vii) promptly provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

            (viii)as expeditiously as reasonably possible following a request therefore by holders of a majority of Registrable Securities outstanding at the time of such request, enter into a depositary agreement with an ADR depositary (or amend an existing depositary agreement with an ADR depositary) to provide for the deposit therein of Registrable Securities being registered on a Registration Statement and the issuance of ADRs evidencing the ADSs issued in respect of such Registrable Securities;

            (ix)  as expeditiously as possible, notify each Selling Shareholder and the managing underwriter or underwriters, if any, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

            (x)  as expeditiously as possible following the effectiveness of such Registration Statement, notify each Selling Shareholder of such Registrable Securities and the managing underwriter or underwriters, if any, (a) of any request by the Commission that such Registration Statement or Prospectus be amended or supplemented, (b) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, (c) if, at any time during the effectiveness of such Registration Statement, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct and in all material respects, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (xi)  use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

            (xii)   promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, and the holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (xiii)  cooperate with the Selling Shareholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

            (xiv)   not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities, if necessary, and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xv)   make such representations and warranties to the Selling Shareholders, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

            (xvi)   in the case of Underwritten Offerings that are Shelf Registrations or Demand Registrations, enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

            (xvii)  in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Selling Shareholders, a cold comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

            (xviii)  in the case of an Underwritten Offering, obtain for delivery to the managing underwriter or underwriters, with copies to the Selling Shareholders, opinions from the Company's legal counsel in customary form and covering such matters of the type customarily covered by legal opinions as the managing underwriter or underwriters reasonably request, dated the date of closing under the underwriting agreement;

            (xix)   cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

            (xx)   use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders in accordance with applicable Law an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (xxi)   in the case of an Underwritten Offering, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Selling Shareholders, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 2.5(a)(xxi) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a Governmental Authority, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

            (xxii)  in the case of one (1) Shelf Registration or Demand Registration that is an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, provided that the aggregate offering price of the securities proposed to be offered by the Shareholders is not less than $50,000,000.

  (b)
  If the Company has delivered a Prospectus to the Selling Shareholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Shareholders and, if requested, the Selling Shareholders shall immediately cease making offers of Registrable Securities and return all Prospectuses to the Company. The Company shall promptly provide the Selling Shareholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Shareholders shall be free to resume making offers of the Registrable Securities.

          2.6    No Inconsistent Agreements; Additional Rights.    The Company will not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

          2.7    Allocation of Expenses.    The Company will pay all Registration Expenses for all Registrations under this Agreement; provided, however, that if a Registration under Section 2.2 is withdrawn at the request of the Initiating Holders and if the Initiating Holders elect not to have such Registration counted as a Registration requested under Section 2.2, the requesting Initiating Holders shall pay the Registration Expenses of such Registration pro rata in accordance with the number of their Registrable Securities included in such Registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all Registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such Registration, but excluding underwriting discounts, selling commissions and fees, the fees and expenses of the Selling Shareholders' own counsel and the fees, taxes, expenses and other charges related to the establishment of an ADR deposit facility at the request of Shareholders, the deposit by the Shareholders of Registrable Securities into an ADR deposit facility and the issuance of ADRs in respect thereof.

  2.8
  Indemnification and Contribution.

          (a)  In the event of any Registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Shareholder, each underwriter of such Registrable Securities, and each other person, if any, who controls such Selling Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Shareholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Shareholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary Prospectus or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Shareholder, underwriter or controlling person specifically for use in the preparation thereof provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if the Prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Selling Shareholder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the party asserting such loss, claim, damage, liability or expense who purchased such Registrable Securities from such Selling Shareholder.

          (b)  In the event of any Registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors, underwriters or controlling persons may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder specifically for use in connection with the preparation of such Registration Statement, Prospectus, amendment or supplement; provided, however, that the obligations of a Selling Shareholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Shareholder of Registrable Securities sold in connection with such Registration.

          (c)  Each party entitled to indemnification under this Section 2.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.8 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.8 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.8, (a) in no case shall any one Selling Shareholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Shareholder from the offering of Registrable Securities and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.8. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

          2.9    Information by Holder.    Each holder of Registrable Securities agrees that to avail itself of the rights afforded hereby, such holder shall (i) furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any Registration, qualification or compliance referred to in this Agreement; (ii) make such representations and warranties and indemnities to the Company and the underwriters in form, scope and substance as are customarily made by Selling Shareholders in primary underwritten offerings; and (iii) obtain opinions of counsel to such holder and updates thereof (provided that such opinions shall be at the sole expense of the Company) and addressed to the Company and the underwriter covering the matters customarily covered in opinions requested in underwritten offerings.

          2.10    Confidentiality of Notices.    Any Shareholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

          2.11    Rule 144 Requirements.    Upon request of any Shareholder, the Company will furnish a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without Registration.

          2.12    Termination.    All of the Company's obligations to register Registrable Securities under Section 2.1, Section 2.2 or Section 2.3 of this Agreement shall terminate as to any holder of Registrable Securities upon the earlier of (i) the date five (5) years after the date of this Agreement and (ii) such time as the holder would be permitted under Rule 144 of the Securities Act to sell all of its Registrable Securities in any single three (3) month period.

        3.    Transfers of Rights.    This Agreement, and the rights and obligations of each Shareholder hereunder, may be assigned by such Shareholder to (i) Nortel or any of its Subsidiaries and (ii) to any other Person to which at least ten percent (10%) of the Registrable Securities are transferred by such Shareholder, and such transferee shall be deemed a "Shareholder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby.

4.
General.

          (a)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not fundamentally changed. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          (b)    Specific Performance.    In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Initial Shareholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (c)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. This Agreement was negotiated and executed in the State and County of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such Action.

          (d)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective Persons at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4(d)):

  (a)
  if to an Initial Shareholder:

    Nortel Networks Corporation
    8200 Dixie Road, Suite 100
    Brampton, Ontario L6T 5P6
    Canada
    Facsimile: (905) 863-8386
    Attention: Secretary

    with a copy, which does not constitute notice, to:

    Cleary, Gottlieb, Steen & Hamilton
    One Liberty Plaza
    New York, NY 10006
    Facsimile: (212) 225-3999
    Attention: Paul J. Shim, Esq.

  (b)
  if to the Company:

    c/o Bookham Technology plc
    90 Milton Park
    Abingdon, Oxfordshire X14, 4RY
    United Kingdom
    Facsimile: 44 1235 837 210
    Attention: Corporate Secretary

    with a copy, which does not constitute notice, to:

    Brobeck, Hale and Dorr
    Alder Castle
    10 Noble Street
    London EC2V 7QJ
    Facsimile: 44 (0) 20 7645 2424
    Attention: Richard C. Eaton

          (e)    Complete Agreement.    This Agreement together with the Acquisition Agreement and the other Ancillary Agreements constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, relating to such subject matter.

          (f)    Amendments and Waivers.    Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Registrable Securities held by all of the Shareholders; provided that no such amendment shall unfairly discriminate against any particular holder of Registrable Securities relative to the other holders thereof. Any action taken under this Section 4(f) shall bind all holders of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Shares and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

          (g)    Pronouns.    Whenever the context may require, any nouns or pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (h)    Counterparts; Facsimile Signatures.    This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

          (i)    Section Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Signed for and on behalf of BOOKHAM TECHNOLOGY PLC
By:	/s/ PHILIP S.J. DAVIS Philip S.J. Davis Company Secretary

SHAREHOLDERS: Signed for and on behalf of NORTEL NETWORKS CORPORATION
By:	/s/ KHUSH DADYBURJOR Khush Dadyburjor Attorney-in-Fact
NORTEL NETWORKS LIMITED
By:	/s/ KHUSH DADYBURJOR Khush Dadyburjor Attorney-in-Fact
NORTEL NETWORKS TECHNOLOGY CORPORATION
By:	/s/ KHUSH DADYBURJOR Khush Dadyburjor Attorney-in-Fact
NORTEL NETWORKS OPTICAL COMPONENTS (SWITZERLAND) GMBH
By:	/s/ KHUSH DADYBURJOR Khush Dadyburjor Attorney-in-Fact

NORTEL NETWORKS OPTICAL COMPONENTS LIMITED
By:	/s/ KHUSH DADYBURJOR Khush Dadyburjor Attorney-in-Fact

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  Exhibit 4.5
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT BOOKHAM TECHNOLOGY PLC